UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposal of Assets.

On January 4, 2016, pursuant to the previously announced Agreement and Plan of Merger, dated June 29, 2015, as amended on November 19, 2015 (the “Merger Agreement”), by and among Willis Group Holdings Public Limited Company, an Irish public limited company (“Willis”), Towers Watson & Co., a Delaware corporation (“Towers Watson”), and Citadel Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Willis (“Merger Sub”), Merger Sub merged with and into Towers Watson (the “Merger”) with Towers Watson continuing as the surviving corporation and a wholly-owned subsidiary of Willis.

As previously disclosed, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Towers Watson common stock (the “Towers Watson shares”), was converted into the right to receive 2.6490 validly issued, fully paid and nonassessable ordinary shares of Willis (the “Willis ordinary shares”), $0.000115 nominal value per share, other than any Towers Watson shares owned by Towers Watson, Willis or Merger Sub at the Effective Time and the Towers Watson shares held by stockholders who are entitled to and who properly exercised dissenter’s rights under Delaware law.

Immediately following the Merger, Willis effected (i) a consolidation (i.e., a reverse stock split under Irish law) of Willis ordinary shares whereby every 2.6490 Willis ordinary shares were consolidated into one Willis ordinary share (the “Consolidation”) and (ii) an amendment to its Constitution and other organizational documents to change its name from Willis Group Holdings Public Limited Company to Willis Towers Watson Public Limited Company (“Willis Towers Watson” and such name change, the “Name Change”).

The issuance of new Willis ordinary shares in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Willis’ registration statement on Form S-4 (File No. 333-206605) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on October 13, 2015. The definitive joint proxy statement/prospectus of Willis and Towers Watson, dated October 13, 2015, that forms a part of the Registration Statement contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including a description of the treatment of equity awards and information concerning the interests of directors and executive officers of Willis and Towers Watson in the Merger.

Upon the closing of the Merger, Towers Watson common stock which was previously traded under the ticker symbol “TW” on the NASDAQ Global Select Market (the “NASDAQ”) ceased trading and was delisted from the NASDAQ after the close of trading on January 4, 2016.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 to the Merger Agreement attached as Exhibit 2.1 to Willis’ Current Report on Form 8-K filed with the SEC on June 30, 2015 and Exhibit 2.1 to Willis’ Current Report on Form 8-K filed with the SEC on November 20, 2015, respectively, each of which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2015, in anticipation of the completion of the Merger, Willis notified the New York Stock Exchange (the “NYSE”) of its intention to voluntarily delist Willis ordinary shares from the NYSE and to transfer the listing of ordinary shares of Willis Towers Watson to the NASDAQ on the trading day following the consummation of the Merger.

On January 4, 2016, Willis filed a notification of removal from listing on the NYSE on Form 25 with the SEC to suspend the trading of the Willis ordinary shares on the NYSE as of the commencement of trading on the NASDAQ on January 5, 2016. The ordinary shares of Willis Towers Watson will commence trading on the NASDAQ under the ticker symbol “WLTW” on January 5, 2016.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Willis’ Current Report on Form 8-K filed with the SEC on December 22, 2015, in anticipation of the combination of Willis and Towers Watson & Co., the board of directors of Willis approved, effective as of the Effective Time, the resignation of certain directors of Willis and the appointment of the director designees of Towers Watson. The board of directors of Willis also appointed James McCann as Chairman of the Board of Willis Towers Watson and determined that all members of the board of directors of Willis Towers Watson (other than Messrs. John J. Haley and Dominic Casserley) were independent within the meaning of the independent director standards of the SEC and under the NASDAQ qualification standards.

In connection with the closing of the Merger, the board of directors of Willis reconstituted the following committees of the board of directors of Willis Towers Watson as follows, to be effective immediately following the resignation of certain Willis directors at the Effective Time:

•	Audit and Risk Committee: Victor F. Ganzi, Paul Thomas, Wendy Lane and Wilhelm Zeller, with Victor F. Ganzi serving as the Chairman of the Audit and Risk Committee

•	Corporate Governance and Nominating Committee: James McCann, Anna Catalano and Brendan R. O’Neill, with James McCann serving as the Chairman of the Governance and Nominating Committee

•	Compensation Committee: Wendy Lane, Jaymin Patel, Linda D. Rabbitt and Jeffrey Ubben, with Wendy Lane serving as the Chairman of the Compensation Committee

Resignation of Officers

Effective upon the completion of the Merger, John Greene resigned from his position as Chief Financial Officer of Willis and is no longer an officer. On January 4, 2016, Willis entered into a transition letter agreement with Mr. Greene (the “Transition Agreement”) that became effective upon the closing of the Merger and supersedes certain provisions of his employment agreement with Willis dated as of March 19, 2014, as amended on June 29, 2015 (the “Employment Agreement”). The Transition Agreement provides that Mr. Greene will waive his rights to assert his employment was terminated for “Good Reason” under the Employment Agreement and he will serve as a full-time Transition Advisor to the combined company until May 15, 2016 or such other date as mutually agreed to by the parties (or unless the Transition Agreement is unilaterally terminated by one party in accordance with the Transition Agreement), upon which Mr. Greene’s employment will terminate without “Good Cause” in accordance with the Employment Agreement.

Under the Transition Agreement, Mr. Greene will continue to receive a base salary of $750,000 and the same benefits as he received under his Employment Agreement. Additionally, subject to certain notice requirements that may apply, Mr. Greene will be entitled to a pro rata 2016 annual bonus assuming target achievement (i.e., 150% of base salary), and if he stays through May 15, 2016, a cash payment equal to the pro rata portion of his 2016 targeted annual long-term equity award (i.e., $900,000).

Upon the termination of Mr. Greene’s employment under the Transition Agreement, he will be entitled to the severance payments and benefits under this Employment Agreement, including (i) a lump sum cash payment of $3,750,000 (representing the sum of two times the sum of his annual base salary and target annual bonus opportunity), (ii) accelerated vesting of unvested equity awards and generally one year to exercise vested options, and (iii) 12 months’ continued health coverage.

The restrictive covenants in the Employment Agreement continue to be in full force and effect, including the 12-month noncompetition and nonsolicitation post-termination covenants.

Under the Transition Agreement, Mr. Greene will be entitled to the same indemnification rights and directors’ and officers’ liability insurance as he was previously entitled to, to the extent applicable.

Indemnification Arrangements

In connection with the Merger, Willis will enter into deeds of indemnity with each of the directors and executive officers of Willis Towers Watson (the “Deeds of Indemnity”), and Willis North America Inc., a Delaware corporation and a wholly owned subsidiary of Willis (“Willis North America”), will enter into indemnification agreements with each of the directors and executive officers of Willis Towers Watson (the “Indemnification Agreements”), substantially in the forms attached hereto as Exhibits 10.1 and 10.2, respectively.

The Deeds of Indemnity and Indemnification Agreements (together, the “Indemnification Arrangements”) provide, respectively, that Willis and Willis North America will, subject to applicable law, indemnify each indemnitee against claims related to such indemnitee’s service to Willis, except in respect of certain claims including any claim (i) for which payment has actually been made to or on behalf of such indemnitee by or on behalf of Willis or Willis North America under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; (ii) for an accounting of profits made from the purchase or sale by such indemnitee of securities of Willis pursuant to the provisions of Section 16(b) of the Exchange Act, as amended, or any successor provision of state statutory law or common law; or (iii) in respect of any claim for which payment is expressly prohibited by law.

The foregoing is only a general summary of certain aspects of the Deeds of Indemnity and the Indemnification Agreements and does not purport to be complete. It is qualified in its entirety by reference to the form of Deed of Indemnity and form of Indemnification Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the Merger, in connection with the consummation of the transactions contemplated by the Merger Agreement, Willis amended and restated its Constitution to reflect the Name Change and the Consolidation. The amended and restated Constitution is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 5, 2016, Willis and Towers Watson issued a joint press release announcing the consummation of the transactions contemplated by the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. The financial statements required pursuant to this Item 9.01(a) in relation to the Merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(b)	Pro Forma Financial Information. The pro forma financial information required pursuant to this Item 9.01(b) in relation to the Merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings Public Limited Company, Citadel Merger Sub, Inc. and Towers Watson & Co. (incorporated by reference to Exhibit 2.1 to Willis’ Current Report on Form 8-K filed with the SEC on June 30, 2015)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 19, 2015, by and among Willis Group Holdings Public Limited Company, Citadel Merger Sub, Inc. and Towers Watson & Co. (incorporated herein by reference to Willis’ Current Report on Form 8-K filed with the SEC on November 20, 2015).

3.1	Constitution of Willis Towers Watson Public Limited Company (incorporated herein by reference to Willis’ Registration Statement on Form 8-A filed with the SEC on January 4, 2016).

10.1	Form of Deed of Indemnity of Willis Towers Watson Public Limited Company*

10.2	Form of Indemnification Agreement of Willis North America Inc.*

Exhibit Number	Description

99.1	Press Release, dated January 5, 2016, of Willis Group Holdings Public Limited Company and Towers Watson & Co.*

*	Filed herewith

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2016	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings Public Limited Company, Citadel Merger Sub, Inc. and Towers Watson & Co. (incorporated by reference to Exhibit 2.1 to Willis’ Current Report on Form 8-K filed with the SEC on June 30, 2015)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 19, 2015, by and among Willis Group Holdings Public Limited Company, Citadel Merger Sub, Inc. and Towers Watson & Co. (incorporated herein by reference to Willis’ Current Report on Form 8-K filed with the SEC on November 20, 2015).

3.1	Constitution of Willis Towers Watson Public Limited Company (incorporated herein by reference to Willis’ Registration Statement on Form 8-A filed with the SEC on January 4, 2016).

10.1	Form of Deed of Indemnity of Willis Towers Watson Public Limited Company*

10.2	Form of Indemnification Agreement of Willis North America Inc.*

99.1	Press Release, dated January 5, 2016, of Willis Group Holdings Public Limited Company and Towers Watson & Co.*

*	Filed herewith